Exhibit 99.1

BERKSHIRE HATHAWAY INC.

Berkshire Hathaway Reaches Settlement with Pilot Corporation

FOR IMMEDIATE RELEASE	January 7, 2024

Omaha, NE (BRK.A; BRK.B) – Berkshire Hathaway Inc. is pleased to announce that it has reached an agreement to fully settle the Delaware litigation, including all claims and counterclaims, between Pilot Corporation and Berkshire Hathaway Inc., Pilot Travel Centers LLC, and National Indemnity Company.

About Berkshire

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

Cautionary Statement

Certain statements contained in this press release are “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Berkshire assumes no obligation and does not intend to update these forward-looking statements.

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Contact

Marc D. Hamburg

402-346-1400